AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of January 31,
2001 (the "Agreement") by and among Careertek.org, Inc., Inc., a Florida corporation ("Careertek Acquisition") and Careertek Inc., a Wyoming corporation
("Careertek").

                                 R E C I T A L S

The respective Boards of Directors of Careertek Acquisition and Careertek
deem it desirable and in the best interests of their respective corporations, and of their respective shareholders, subject to, among other things, the approval of the shareholders of Careertek Acquisition and Careertek, Careertek
shall merge with and into Careertek Acquisition; as a result of which the holders of shares of capital stock of Careertek will, in the aggregate, receive the consideration hereinafter set forth (collectively, the "Merger"). Upon the terms and subject to the conditions of this Agreement, at the Effective Date (as defined in Section 2.3 of this Agreement) in accordance with the merger laws of the state of Florida ("MERGER LAWS"), Careertek shall be merged with and into
Careertek Acquisition and the separate existence of Careertek shall thereupon cease. Careertek Acquisition shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                          I. RECITALS; TRUE AND CORRECT

The above stated recitals are true and correct and are incorporated into this
Agreement.

                                   II. MERGER

   2.1 Merger. In the manner and subject to the terms and conditions set forth herein, Careertek shall merge with and into Careertek Acquisition, and Careertek
Acquisition shall be the surviving corporation after the Merger and shall continue to exist as a corporation governed by the laws of Wyoming.

   2.2 Incorporation and Name Change. Prior to the closing of the merger,
Careertek Acquisition shall change its state of incorporation to Florida and in so doing adopt Careertek's Articles of Incorporation and Bylaws (the
'Reincorporation"). Upon the Closing of the Merger, Careertek Acquisition shall change its name to Careertek, Inc. (the "Name Change").

   2.3 Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the
"Effective Date") the Articles of Merger, together with Plans of Merger reflecting the Merger, shall be accepted for filing by the Secretary of State of
Wyoming.

   2.4 Securities of the Corporations. The authorized capital stock of
Careertek is as set forth in the registration statement, (the "Careertek
Stock"), of which

        o  12,899,813 common shares
        o  825,000 Class A, B, C, D & E

are issued and outstanding.

The authorized capital stock of Careertek Acquisition is comprised of
100,000,000 shares of Common Stock, no par value per share (the "Careertek
Acquisition Stock"), of which 13,437,309 shares will be issued and outstanding as of the date of closing of the Merger. In addition, Careertek Acquisition has authorized but unissued 20,000,000 shares of Preferred Stock

   2.5 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of Careertek Stock into shares of Careertek
Acquisition Stock shall be as follows:

At the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of either Careertek Acquisition or
Careertek, each share of Careertek Stock issued and outstanding shall be converted into the right to receive one share of Careertek Acquisition Stock, the preferred shares having the same terms and conditions (the "Exchange
Ratio").

   2.6 Effect of the Merger. As of the Effective Date, all of the following shall occur:

        (a) The separate existence and corporate organization of Careertek shall cease (except insofar as it may be continued by statute), Careertek
            Acquisition shall exist as a surviving corporation.

        (b) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of Careertek Acquisition shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Careertek shall be merged with and into Careertek Acquisition as the surviving corporation, shall be fully vested therewith.

        (c) Neither the rights of creditors nor any liens upon or security interests in the property of Careertek shall be impaired by the
            Merger.

        (d) All corporate acts, plans, policies, agreements approvals and authorizations of the shareholders and Board of Directors of
            Careertek and of its respective officers, directors and agents, which were valid and effective immediately prior to the Effective
            Date, shall be the acts, plans, policies, agreements, approvals and authorizations of Careertek Acquisition and shall be as effective and binding on Careertek Acquisition as the same were on Careertek.

        (e) Careertek Acquisition shall be liable for all of the obligations and liabilities of Careertek.

        (f) The rights, privileges, goodwill, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to Careertek, shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in Careertek
            Acquisition, without further act or deed.

        (g) No claim pending at the Effective Date by or against any of
            Careertek, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred.

        (h) All rights of employees and creditors and all liens upon the property of Careertek shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all the debts, liabilities and duties of Careertek shall attach to
            Careertek Acquisition and shall be enforceable against Careertek
            Acquisition to the same extent as if all such debts, liabilities and duties had been incurred or contracted by Careertek.

        (i) The Articles of Incorporation of Careertek Acquisition, as in effect on the Effective Date, shall continue to be the Articles of
            Incorporation of Careertek Acquisition without change or amendment.

        (j) The Bylaws of Careertek Acquisition, as in effect on the Effective
            Date, shall continue to be the Bylaws of Careertek Acquisition without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

        (k) Upon the Effective Date, the Board of Directors of Careertek
            Acquisition shall consist of those persons set forth in the registration statement, and the officers of Careertek Acquisition shall be the officers specified in the registration statement.

   2.7. Merger Fee. Careertek shall pay Careertek Acquisition a merger fee of
$37,500 for this transaction. It is payable $22,500 upon any agreement, formal or informal, written or oral, to proceed with the transaction and $15,000 after the surviving company's securities are qualified for quotation on the over the counter bulletin board.

As Careertek Acquisition goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of Careertek Acquisition. If this occurs or if
Careertek cancels the agreement after paying the first installment, all fees previously received by Careertek Acquisition will be retained.

         III. CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

Careertek and Careertek Acquisition covenant that between the date hereof and the date of the Closing:

   3.1 Access to Careertek. Careertek shall (a) give to Careertek Acquisition and to Careertek Acquisition's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date (as defined in Section 6.1), to all of the books, contracts, commitments and other records of Careertek and shall furnish Careertek
Acquisition during such period with all information concerning Careertek that
Careertek Acquisition may reasonably request; and (b) afford to Careertek
Acquisition and to Careertek Acquisition's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Careertek, in order to conduct inspections at Careertek
Acquisition's expense to determine that Careertek is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Careertek are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Careertek Acquisition shall make arrangements with Careertek reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Careertek. Any such investigation or inspection by Careertek
Acquisition shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Careertek contained herein.

   3.2 Conduct of Business. During the period from the date hereof to the
Closing Date, Careertek shall and shall use reasonable efforts, to the extent such efforts are within Careertek's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

   3.3 Exclusivity to Careertek Acquisition. Until either the merger agreement is terminated or the merger closed, Careertek agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Careertek or the shares of capital stock of Careertek. Any person inquiring as to the availability of the business or shares of capital stock of Careertek or making an offer therefor shall be told that Careertek is bound by the provisions of this Agreement. Careertek as well as its officers, directors, representatives or agents further agree to advise Careertek Acquisition promptly of any such inquiry or offer.

   3.4 Access to Careertek Acquisition. Careertek Acquisition shall (a) give to Careertek and to Careertek's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Careertek Acquisition and shall furnish Careertek during such period with all information concerning Careertek Acquisition that Careertek may reasonably request; and (b) afford to Careertek and to Careertek's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Careertek Acquisition in order to conduct inspections at Careertek's expense to determine that Careertek Acquisition is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Careertek Acquisition are substantially in the condition and of the capacities represented and warranted in this Agreement;
provided, however, that in every instance described in (a) and (b), Careertek shall make arrangements with Careertek Acquisition reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Careertek Acquisition. Any such investigation or inspection by Careertek shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Careertek
Acquisition contained herein.

   3.5 Conduct of Business. During the period from the date hereof to the
Closing Date, the business of Careertek Acquisition shall be operated by
Careertek Acquisition in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

   3.6 Exclusivity to Careertek. Until either the merger agreement is terminated or the merger closed, Careertek Acquisition has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company. Any person inquiring as to the possibility of being acquired by Careertek Acquisition or making an offer therefore shall be told that Careertek Acquisition is bound by the provisions of this Agreement.
Each of Careertek Acquisition and its officers, directors, representatives or agents further agree to advise PC Universe promptly of any such inquiry or offer.

   3.7 Stockholder Approval. (a) As promptly as reasonably practicable following the date of this Agreement, Careertek Acquisition shall take all action reasonably necessary in accordance with the laws of the State of Florida and its Articles of Incorporation and Bylaws to secure written consents for the approval and adoption of the Merger and the Merger Agreement, as well as the
Reincorporation and Name Change. The Board of Directors of Careertek Acquisition
shall unanimously recommend that Careertek Acquisition's shareholders vote to approve and adopt the Merger, this Agreement and any other matters to be submitted to Careertek Acquisition's shareholders in connection therewith.
Careertek Acquisition shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of Careertek Acquisition such approval and adoption.

        (b) As promptly as reasonably practicable following the date of this
            Agreement, Careertek Acquisition shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the SEC thereunder a registration statement on Form S-4 (or other form of registration statement as agreed by the parties) (the "registration statement")
            covering all shares of Careertek Acquisition Stock issuable as a consequence of the Merger. Careertek Acquisition may also register shares of existing shareholders for resale on a companion S-1 or
            SB-2 filing. Careertek shall cooperate fully with Careertek
            Acquisition in the preparation and filing of the Registration
            Statement and any amendments and supplements thereto, including, without limitation, the furnishing to Careertek Acquisition of such information regarding Careertek as shall be required by each of the
            Securities Act and the Exchange Act and the respective rules and regulations promulgated by the SEC thereunder.

        (d) As promptly as practicable but in no event later than the Effective
            Date, Careertek Acquisition shall prepare and forward to a market maker to file with the NASD OTC Bulletin Board ("BB"), an
            application to have the Careertek Acquisition Stock listed for trading on BB.

                 IV. REPRESENTATIONS AND WARRANTIES OF Careertek

Careertek represents and warrants to Careertek Acquisition as follows, with the knowledge and understanding that Careertek Acquisition is relying materially upon such representations and warranties:

   4.1 Organization and Standing. Careertek is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida.
Careertek has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Careertek, and all states in which each is qualified to do business as of the date hereof, are listed in the information in the registration statement concerning Careertek.
The copies of the Articles of Incorporation and Bylaws of Careertek, as amended to date, delivered to Careertek Acquisition, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information in the registration statement concerning Careertek, Careertek does not own any interest in any other corporation, business trust or similar entity.
The minute book of Careertek contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

   4.2 Capitalization. The authorized capital stock of Careertek, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Registration Statement. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Careertek is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Careertek. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Careertek. Careertek has no subsidiaries except as set forth in the registration statement.

   4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Careertek in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Careertek, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

   4.4 Properties. Except as set forth on the information in the registration statement concerning Careertek, Careertek has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Careertek has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Careertek, as the case may be, and, to the knowledge of Careertek, the other parties thereto in accordance with its terms. Neither Careertek nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Careertek is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Careertek, any such condemnation, expropriation or taking been proposed. None of the assets of Careertek is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

   4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Careertek (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Careertek and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17), which would be required to be listed as exhibits to a Registration Statement on Form S-4 or an Annual Report on Form 10-K if
Careertek were subject to the reporting requirements of the Exchange Act
(individually, the "Careertek Contract" and collectively, the "Careertek
Contracts"), are listed and described in the information in the registration statement concerning Careertek. Careertek is the holder of, or party to, all of the Careertek Contracts. To the knowledge of Careertek, the Careertek Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Careertek nor any signatory thereto is in default or breach of any material provision of the
Careertek Contracts. Careertek's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Careertek Contracts.

   4.6 Litigation. Except as disclosed in the information in the registration statement concerning Careertek, there is no claim, action, proceeding or investigation pending or, to the knowledge of Careertek, threatened against or affecting Careertek before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Careertek, could have any materially adverse effect on Careertek. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Careertek.

   4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns"
shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Careertek has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Careertek are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Careertek has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Careertek is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Careertek that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Careertek. There is no valid basis, to the knowledge of Careertek, except as set forth in the information in the registration statement concerning Careertek, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to
Careertek by any governmental authority.

   4.8 Compliance with Laws and Regulations. To its knowledge, Careertek is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Careertek is currently conducted or to which
Careertek is currently subject which has a material impact on Careertek, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act.
Careertek knows of no assertion by any party that Careertek is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Careertek. To the knowledge of Careertek, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Careertek.

   4.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of Careertek (and, to the knowledge of Careertek, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Careertek and the activities of which could result in any material adverse liability to Careertek) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended (including the 1986
Amendments thereto and the Superfund Amendments and Reauthorization Act)
("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to Careertek's knowledge,
Careertek has foreseeable potential liabilities for environmental clean-up under
CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine.

        (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Careertek, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

        (c) Except as disclosed in the information in the registration statement concerning Careertek, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity")
            concerning any such possible violations by Careertek is pending or, to the knowledge of Careertek, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Careertek does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities)
            concerning any regulated product, including, without limitation, any diagnostic drugs and products.

   4.10 Information. Careertek has furnished Careertek Acquisition all information necessary to prepare the registration statement.

   4.11 Condition of Assets. The equipment, fixtures and other personal property of Careertek, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of
Careertek as is contemplated to be conducted.

   4.12 No Breaches. To its knowledge, the making and performance of this
Agreement and the other agreements contemplated hereby by Careertek will not (i)
conflict with or violate the Articles of Incorporation or the Bylaws of
Careertek; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Careertek is a party or by which
Careertek or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Careertek under, or create any rights of termination, cancellation or acceleration in any person under, any Careertek
Contract.

   4.13 Employees. Except as set forth in the information in the registration statement concerning Careertek, none of the employees of Careertek is represented by any labor union or collective bargaining unit and, to the knowledge of Careertek, no discussions are taking place with respect to such representation.

   4.14 Financial Statements. To its knowledge, the information in the registration statement concerning Careertek contains, as to Careertek, certain financial statements (the "Financial Statements"). The Financial Statements
present fairly, in all respects, the consolidated financial position and results of operations of Careertek as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied
("GAAP"). The Financial Statements, when submitted to Careertek Acquisition for inclusion in the Registration Statement, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. Without limiting the generality of the foregoing, (i)
there is no basis for any assertion against Careertek as of the date of the
Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Careertek as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the
Financial Statements, Careertek has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Careertek is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to
Careertek taken as a whole.

   4.15 Absence of Certain Changes or Events. Except as set forth in the information in the registration statement concerning Careertek, since the date of the last financial statement included in the registration statement, there has not been:

        (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Careertek;

        (b) Any material damage, destruction or loss of any material properties of Careertek, whether or not covered by insurance;

        (c) Any material change in the manner in which the business of Careertek has been conducted;

        (d) Any material change in the treatment and protection of trade secrets or other confidential information of Careertek;

        (e) Any material change in the business or contractual relationship of
            Careertek with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Careertek;

        (f) Any agreement by Careertek, whether written or oral, to do any of the foregoing; and

        (g) Any occurrence not included in paragraphs (a) through (f) of this
            Section 4.16 which has resulted, or which Careertek has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Careertek.

   4.16 Governmental Licenses, Permits, Etc. To its knowledge, Careertek has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in the registration statement concerning Careertek includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

   4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

        (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

        (2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3
            (37), to which Careertek contributes or is required to contribute.

        (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a
             Multi-employer Plan to which Careertek contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Careertek.

        (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

        (5) "Employee Welfare Plan" means any Employee Plan other than an
             Employee Pension Plan.

        (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Careertek, former employees, officers, directors or shareholders of Careertek any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

        (b) The information in the registration statement concerning Careertek lists, all (1) employment agreements and collective bargaining agreements to which Careertek is a party; (2) Compensation
            Arrangements of Careertek; (3) Employee Welfare Plans; (4) Employee
            Pension Plans; and (5) consulting agreements under which Careertek has or may have any monetary obligations to employees or consultants of Careertek or their beneficiaries or legal representatives or under which any such persons may have any rights. Careertek has previously made available to Careertek Acquisition true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements,
            Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Careertek has previously delivered or made available to Careertek Acquisition (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts;
            (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5)
            fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of
            Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and
            Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified
            Financial Statements for the last plan year; and (12) all current
            Summary Plan Descriptions, Summaries of Material Modifications and
            Summary Annual Reports. All documents delivered by Careertek to
            Careertek Acquisition as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

        (c) Except as otherwise disclosed in the information in the registration statement concerning Careertek:

        (1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred
            compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called
            "golden parachute" payment, disability or trust agreement or arrangement.

   4.18 Brokers. Careertek has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

   4.19 Business Locations. Careertek does not nor does it own or lease any real or personal property in any state except as set forth on the information in the registration statement concerning Careertek. Careertek does not have a place of business (including, without limitation, Careertek's executive offices or place where Careertek's books and records are kept) except as otherwise set forth on the information in the registration statement concerning Careertek.

   4.20 Intellectual Property. The information in the registration statement concerning Careertek lists all of the Intellectual Property (as hereinafter defined) used by Careertek which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual
Property" means all of Careertek's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Careertek. Other than as disclosed in the information in the registration statement concerning Careertek,
Careertek does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Careertek or otherwise. All of the patents, trademark registrations and copyrights listed in the information in the registration statement concerning Careertek that are owned by Careertek are valid and in full force and effect. To the knowledge of Careertek, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any
Intellectual Property. No proceedings have been instituted against or claims received by Careertek, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Careertek know of any valid basis for any such proceeding or claim. To the knowledge of Careertek, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Careertek. To the knowledge of Careertek, its use of software does not violate or otherwise infringe the rights of any third party.

   4.21 Warranties. The information in the registration statement concerning
Careertek sets forth a true and complete list of the forms of all express warranties and guaranties made by Careertek to third parties with respect to any services rendered by Careertek.

   4.22 Suppliers. Except as set forth in the information in the registration statement concerning Careertek, Careertek knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Careertek will not continue to conduct business with Careertek after the Closing Date in substantially the same manner as it has conducted business prior thereto.

   4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by
Careertek, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

   4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Careertek with, any governmental authority, federal, state or local, is required in connection with
Careertek's execution, delivery and performance of this Agreement.

   4.25 No Omissions or Untrue Statements. None of the information relating to
Careertek supplied or to be supplied in writing by it specifically for inclusion in the Registration Statement, at the respective times that the Registration
Statement becomes effective (or any registration statement included therein), the Proxy Statement is first mailed to Careertek Acquisition's shareholders and the meeting of Careertek Acquisition's shareholders takes place, as the case may be, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Careertek Acquisition shall give notice to
Careertek in advance of the dates of such effectiveness, mailing and meeting sufficient to permit Careertek to fulfill its obligations under the second sentence of this Section.

   4.26 Information in the Registration Statement concerning Careertek
Complete. Careertek shall promptly provide to Careertek notice concerning any of the information in the registration statement concerning Careertek if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Careertek concerning Careertek, as supplemented prior to the Closing
Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Careertek for inclusion in the registration statement concerning Careertek, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in the registration statement concerning Careertek following the date hereof shall not in any way affect Careertek's right not to consummate the transactions contemplated hereby as set forth in Section 8.2 hereof.

           V. REPRESENTATIONS AND WARRANTIES OF Careertek Acquisition

Careertek Acquisition represents and warrants to Careertek as follows, with the knowledge and understanding that Careertek is relying materially on such representations and warranties:

   5.1 Organization and Standing of Careertek Acquisition. Careertek
Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of
Careertek Acquisition, delivered to Careertek, are true and complete copies of those documents as now in effect. Careertek Acquisition does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of Careertek Acquisition contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

   5.2 Careertek Acquisition's Authority. Careertek Acquisition's Board of
Directors has approved and adopted this Agreement and the Merger and has resolved to recommend approval and adoption of this Agreement and the Merger by
Careertek Acquisition's shareholders.

   5.3 Due Execution. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Careertek
Acquisition in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Careertek
Acquisition, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

   5.4 No Breaches. To its knowledge, the making and performance of this
Agreement (including, without limitation, the issuance of the Careertek
Acquisition Stock) by Careertek Acquisition will not (i) conflict with the
Articles of Incorporation or the Bylaws of Careertek Acquisition; (ii) violate any order, writ, injunction, or decree applicable to Careertek Acquisition; or
(iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of
Careertek Acquisition under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Careertek Acquisition is a party or by which Careertek Acquisition or any of its assets may be bound.

   5.5 Capitalization. The authorized capital stock of Careertek, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Registration Statement. All of the outstanding
Careertek Acquisition Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Careertek Acquisition Stock to be issued upon effectiveness of the
Merger, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated
in this Section 5.5, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon, Careertek
Acquisition, to purchase or otherwise acquire any shares of capital stock of
Careertek Acquisition, or other equity securities or equity interests of
Careertek Acquisition or any debt securities of Careertek Acquisition. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Careertek Acquisition Stock or other stock of Careertek
Acquisition.

   5.6 Business. Careertek Acquisition, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.

   5.7 Governmental Approval; Consents. To its knowledge, except for the reports required to be filed in the future by Careertek Acquisition, as a reporting company, under the Exchange Act, and under the Securities Act with respect to the shares of Careertek Acquisition Stock issuable upon exercise of the Careertek Acquisition Warrants, the filing of the Registration Statement under the Securities Act, the Proxy Statement under the Exchange Act for the purpose of seeking stockholder approval of the Merger referred to in Section 2.1 and the issuance of the Careertek Acquisition Stock pursuant to the Merger and the filing of the S-4 Registration Statement (or other form of registration statement as agreed by the parties), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Careertek Acquisition with, any governmental authority, federal, state or local, is required in connection with Careertek Acquisition's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of Careertek Acquisition to enable
Careertek Acquisition to enter into and carry out this Agreement.

   5.8 Financial Statements. To its knowledge, the financial statements of
Careertek Acquisition previously furnished to Careertek (collectively, the
"Careertek Acquisition Financial Statements") present fairly, in all material respects, the financial position of Careertek Acquisition as of the respective dates and the results of its operations for the periods covered in accordance with GAAP. Without limiting the generality of the foregoing, (i) except as set forth in the Careertek Acquisition Disclosure Schedule, there is no basis for any assertion against Careertek Acquisition as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto;
and (ii) there are no assets of Careertek Acquisition, the value of which (in the reasonable judgment of Careertek Acquisition) is materially overstated in said balance sheets. Except as disclosed therein, Careertek Acquisition has no known material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. Careertek Acquisition is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

   5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the Careertek Acquisition
Financial Statements, since the last date of its financial information in the registration statement, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of Careertek
Acquisition, and no event has occurred other than in the ordinary and usual course of business or as set forth in Careertek Acquisition's Registration statement or in the Careertek Acquisition Financial Statements which could be reasonably expected to have a materially adverse effect upon Careertek
Acquisition, and Careertek Acquisition does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon Careertek Acquisition's operations or future prospects.

   5.10 Contracts Listed. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of Careertek Acquisition are, with the exception of this Agreement, described in Careertek Acquisition's Registration statement.

   5.11 No Default. All of the contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon Careertek Acquisition referred to in section 5.10 above, are listed in the Careertek Acquisition
Disclosure Schedule (the "Careertek Acquisition Contracts"). To the knowledge of
Careertek Acquisition, the Careertek Acquisition Contracts are valid, binding and enforceable by Careertek Acquisition against the other parties thereto in accordance with their terms. Neither Careertek Acquisition nor, to the knowledge of Careertek Acquisition, any of the other parties thereto is in default or breach of any material provision of the Careertek Acquisition Contracts.
Careertek Acquisition has furnished Careertek with a true and complete copy of each Careertek Acquisition Contract, as amended.

   5.12 Taxes. Careertek Acquisition has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of Careertek Acquisition's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Careertek Acquisition has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Careertek Acquisition is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Careertek
Acquisition that has not been paid. There are no Tax liens upon the assets of
Careertek Acquisition (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of Careertek
Acquisition's knowledge, except as set forth in the Careertek Acquisition
Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Careertek Acquisition by any governmental authority.

   5.13 Litigation. Except as disclosed in the Careertek Acquisition
Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to Careertek Acquisition's knowledge, threatened against or affecting Careertek Acquisition before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Careertek
Acquisition, could have a materially adverse effect on Careertek Acquisition.
There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Careertek Acquisition.

   5.14 Compliance with Laws and Regulations. To its knowledge, Careertek
Acquisition is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of Careertek Acquisition is currently conducted or to which Careertek Acquisition is currently subject, which may have a material impact on Careertek Acquisition, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal
Occupational Health and Safety Act. Careertek Acquisition does not know of any assertion by any party that Careertek Acquisition is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by
Careertek Acquisition. To Careertek Acquisition's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Careertek Acquisition.

   5.15 Compliance with Laws. (a) To its knowledge, the business operations, property and assets of Careertek Acquisition (and to the knowledge of Careertek
Acquisition, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of Careertek Acquisition and the activities of which could result in any material adverse liability to Careertek
Acquisition) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and
RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to
Careertek Acquisition's knowledge, Careertek Acquisition has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

        (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Careertek Acquisition, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

        (c) Except as disclosed in the Careertek Acquisition Disclosure
            Schedule, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity (as defined in Section
            4.9) concerning any such possible violations by Careertek
            Acquisition is pending or, to Careertek Acquisition's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Careertek
            Acquisition does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

   5.16 Governmental Licenses, Permits, Etc. To its knowledge, Careertek
Acquisition has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened. 5.17 Brokers. Careertek Acquisition has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

   5.18 Employee Plans. Except as listed in Careertek Acquisition's
Registration statement, Careertek Acquisition has no employees, consultants or agents, and Careertek Acquisition has no Employee Plans or Compensation
Arrangements.

                  VI. STOCKHOLDER APPROVAL; CLOSING DELIVERIES

   6.1 Stockholder Approval. Careertek shall submit the Merger and this
Agreement to its shareholders for approval and adoption at the Meeting or by written consent as soon as practicable following the date the SEC declares the registration statement effective in accordance with Section 3.7 hereof. Subject to the Merger and this Agreement receiving all approvals of Careertek and
Careertek shareholders and regulatory approvals and the absence of 96% or more of the non-affiliated shareholders of Careertek (i) voting against the Merger;
and (ii) requesting redemption of their shares of Careertek Stock in the manner to be set forth in the Information Statement, and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing")
no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date of the Meeting of Shareholders of
Careertek to consider and vote upon the Merger and this Agreement or the receipt of the requisite percentage of written consents or (b) the business day on which the last of the conditions set forth in Articles VII and VIII hereof is fulfilled or waived (such later date, the "Closing Date"), at 10:00 A.M. at the offices of WILLIAMS LAW GROUP, P.A., or at such other time and place as the parties may agree upon.

   6.2 Closing Deliveries of Careertek. At the Closing, Careertek shall deliver, or cause to be delivered, to Careertek Acquisition:

        (a) A certificate dated as of the Closing Date, to the effect that the representations and warranties of Careertek contained in this
            Agreement are true and correct in all material respects at and as of the Closing Date and that Careertek has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Careertek on or prior to the Closing
            Date;

        (b) An opinion of Careertek's counsel in form and substance reasonably satisfactory to Careertek Acquisition, in a form to be mutually agreed to prior to the Closing;

        (c) a certificate, dated as of the Closing Date, certifying as to the
            Articles of Incorporation and Bylaws of Careertek, the incumbency and signatures of the officers of each of Careertek and copies of the directors' and shareholders' resolutions of Careertek approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

        (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by Careertek Acquisition as necessary for the implementation and consummation of this Agreement and the
            transactions contemplated hereby.

   6.3 Closing Deliveries of Careertek Acquisition. At the Closing, Careertek
Acquisition shall deliver to Careertek:

        (a) A certificate of Careertek Acquisition, dated as of the Closing
            Date, to the effect that the representations and warranties of
            Careertek Acquisition contained in this Agreement are true and correct in all material respects and that Careertek Acquisition has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by
            Careertek Acquisition on or prior to the Closing Date;

        (b) A certificate, dated as of the Closing Date, executed by the
            Secretary of Careertek Acquisition, certifying the Articles of
            Incorporation, Bylaws, incumbency and signatures of officers of
            Careertek Acquisition and copies of Careertek Acquisition's directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

        (c) An opinion of Careertek Acquisition's counsel, WILLIAMS LAW GROUP,
            P.A., in form and substance reasonably satisfactory to Careertek, in a form to be mutually agreed to prior to the Closing;

        (d) The written resignations of all officers, and all directors of
            Careertek Acquisition.

        (e) Certificates representing the Careertek Acquisition Stock issuable upon consummation of the Merger;

        (f) The books and records of Careertek Acquisition; and

        (h) Documentation satisfactory to Careertek evidencing the fact that the signatories on all relevant bank accounts of Careertek Acquisition have been changed to signatories designated by Careertek.

                   VII. CONDITIONS TO OBLIGATIONS OF Careertek

The obligation of Careertek to consummate the Closing is subject to the following conditions, any of which may be waived by Careertek in its sole discretion:

   7.1 Compliance by Careertek Acquisition. Careertek Acquisition shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by
Careertek Acquisition prior to or on the Closing Date.

   7.2 Accuracy of Careertek Acquisition's Representations. Careertek
Acquisition's representations and warranties contained in this Agreement
(including the Careertek Acquisition Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

   7.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of Careertek Acquisition, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Careertek
Acquisition within the reasonable discretion of Careertek.

   7.4 Documents. All documents and instruments delivered by Careertek
Acquisition to Careertek at the Closing shall be in form and substance reasonably satisfactory to Careertek and its counsel.

   7.5 Capitalization. At the Closing Date, Careertek Acquisition shall have the number of shares as set forth in the registration statement issued and outstanding.

   7.6 Effectiveness of Registration Statement; No Stop Order. The
Registration Statement shall be effective under the Securities Act and shall not be subject to a stop order or any threatened stop order.

   7.7 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code.

   7.8 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Careertek's knowledge, be threatened.

   7.9 Dissenters' Rights. It is a condition to Careertek's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Careertek's common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of Careertek's common stock, and, as a consequence more than 10% of the shareholders of Careertek's become entitled to exercise dissenters' rights, then
Careertek will not be obligated to consummate the merger.

             VIII. CONDITIONS TO Careertek Acquisition'S OBLIGATIONS

Careertek Acquisition's obligation to consummate the closing is subject to the following conditions, any of which may be waived by Careertek Acquisition in its sole discretion:

   8.1 Compliance by Careertek. Careertek shall have performed and complied in all material respects with all agreements and conditions required by this
Agreement to be performed or complied with prior to or on the Closing Date.

   8.2 Accuracy of Careertek's Representations. Careertek's representations and warranties contained in this Agreement (including the exhibits hereto and the Careertek Acquisition Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the
Closing Date.

   8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the last date of the financial statement of Careertek in the registration statement in the financial position, results of operations, assets, liabilities or prospects of Careertek taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Careertek taken as a whole, within reasonable discretion of Careertek Acquisition.

   8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Careertek Acquisition's knowledge, be threatened.

   8.5 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code and there are no material adverse tax consequences to the Merger.

   8.6 Documents. All documents and instruments delivered by Careertek to
Careertek Acquisition at the Closing shall be in form and substance reasonably satisfactory to Careertek Acquisition and its counsel.

                               IX. INDEMNIFICATION

   9.1 By Careertek. Subject to Section 9.4, Careertek shall indemnify, defend and hold Careertek Acquisition, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Careertek set forth in this Agreement or in any certificate delivered to Careertek Acquisition pursuant hereto; or (ii) the breach of any of the covenants of Careertek contained in or arising out of this Agreement or the transactions contemplated hereby.

   9.2 By Careertek Acquisition. Subject to Section 9.4, Careertek Acquisition
shall indemnify, defend, and hold Careertek its directors, officers, shareholders, attorneys, agents and affiliates harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of
Careertek Acquisition set forth in this Agreement or in any certificate delivered to Careertek pursuant hereto; or (ii) the breach of any of the covenants of Careertek Acquisition contained in or arising out of this Agreement or the transactions contemplated hereby.

   9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the
"Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The
Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense.
No settlement of any such claim shall be made without the consent of the
Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

   9.4 Limitations on Liability. Neither Careertek nor Careertek Acquisition
shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $200,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $200,000).

                                 X. TERMINATION

   10.1 Termination Prior to Closing. (a) If the Closing has not occurred by any date as mutually agreed upon by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

        (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article VI, Article VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

   10.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as follows: As Careertek Acquisition goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of
Careertek Acquisition. If this occurs or if Careertek cancels the agreement after paying the first installment, all fees previously received by Careertek
Acquisition will be retained. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                            XI. ADDITIONAL COVENANTS

   11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

   11.2 Changes in Representations and Warranties of Careertek. Between the
date of this Agreement and the Closing Date, Careertek shall not, directly or indirectly, except as contemplated in the information in the registration statement concerning Careertek, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Careertek herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. Careertek shall promptly give written notice to Careertek Acquisition upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of
Careertek contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

   11.3 Changes in Representations and Warranties of Careertek Acquisition.
Between the date of this Agreement and the Closing Date, Careertek Acquisition shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Careertek Acquisition herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. Careertek
Acquisition shall promptly give written notice to Careertek upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Careertek Acquisition contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                               XII. MISCELLANEOUS

   12.1 Expenses. Careertek Acquisition will pay for its counsel and financial consultant and all their costs. Careertek will pay for your accountants and attorneys and all their costs. Careertek will be responsible for paying the SEC filing fee, and state filing fees and all costs of converting your documents to they can be filed with the SEC.

   12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of
Careertek or Careertek Acquisition pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Careertek or Careertek Acquisition, as the case may be, hereunder.
All representations, warranties and covenants made by Careertek and by Careertek
Acquisition in this Agreement, or pursuant hereto, shall survive through the
Closing Date.

   12.3 Nondisclosure. Careertek Acquisition will not at any time after the date of this Agreement, without Careertek' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Careertek.

Careertek will not at any time after the date of this Agreement, without
Careertek Acquisition's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information
(other than to its representatives as part of its due diligence or corporate investigation) with respect to Careertek Acquisition. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to Careertek Acquisition and Careertek, but shall not lapse as to the officers and directors of Careertek Acquisition, individually.

Any information, which (i) at or prior to the time of disclosure by either of Careertek or Careertek Acquisition was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Careertek or
Careertek Acquisition or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Careertek or Careertek
Acquisition, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

   12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement
may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

   12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal
Service, or (iii) twenty-four (24) hours after shipment by such courier service.
12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof, except to the extent that the Securities
Act or the Exchange Act applies to the Registration Statements and the Proxy
Statement.

   12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

   12.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

   12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

   12.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

   12.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

   12.12 Public Disclosure. From and after the date hereof through the Closing
Date, Careertek Acquisition shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Careertek, which consent shall not be unreasonably withheld or delayed. It is understood by Careertek that Careertek Acquisition is required under the Exchange Act to make prompt disclosure of any material transaction.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE
OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND
UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

 Careertek.org, Inc., Inc.

By:____________________________

Its:_____________________________

Careertek, Inc.

By:____________________________

Its:____________________________